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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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       Date of Report (Date of earliest event reported): August 27, 1997


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                          JOHN ADAMS LIFE CORPORATION

             (Exact name of registrant as specified in its charter)


         California                  0-13969                 95-4081667
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      (State or other              (Commission            (I.R.S. Employer
      jurisdiction of              File Number)          Identification No.)
      incorporation)


11845 W. Olympic Blvd., Suite 905, Los Angeles, California     90064
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         (Address of principal executive offices)            (zip code)


Registrant's telephone number, including area code:  (310) 444-5252


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Item 1.  Changes in Control of Registrant.
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        (a) On August 27, 1997, Benjamin A. DeMotto, as Trustee for The
Benjamin A. DeMotto and Patricia L. DeMotto Living Trust dated July 17, 1997, purchased 175,000 shares (6.1%) of the common stock of John Adams Life Corporation (the "Company") for $109,375 from Patrick W. Hopper. The source of the consideration used by Mr. DeMotto was his personal funds; no part of this consideration was from a loan. Mr. DeMotto is the Chairman of the Board, Chief Executive Officer, Director and President of the Company.

        Prior to the purchase described above, Mr. DeMotto owned 1,380,000 shares (48.17%) of the Company's common stock and options, which are currently exercisable, to purchase 150,000 shares of the Company's common stock. Mr. DeMotto now owns 1,555,000 shares (54.3%) of the Company's common stock; including his exercisable stock options (150,000), Mr. DeMotto is the beneficial owner of 1,705,000 shares (56.6%) of the Company's common stock.

        (b) There are no arrangements between Mr. DeMotto and the above listed former shareholder with respect to the election of or the resignation of directors.

Item 5.  Other Events.
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        On August 31, 1997, Nicholas A. Del Sesto resigned as a director and as the Executive Vice President of John Adams Life Corporation (the "Company").
Mr. Del Sesto also resigned as a director and as the President of Firingline Corporation, the Company's wholly-owned subsidiary.

        L.E. Chenault resigned as a director of the Company on September 2, 1997.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          JOHN ADAMS LIFE CORPORATION


Date:  September 5, 1997                  Benjamin A. DeMotto
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                                          Benjamin A. DeMotto
                                          President and
                                          Chief Executive Officer



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